EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our report dated February 1, 2001, on our audits of the consolidated financial statements of Exten Industries, Inc. and Subsidiary for the year ended November 30, 2001, in this Form 10-KSB/A, and by reference in the previously filed Form S-8 No. 333-40752

HUTCHINSON AND BLOODGOOD LLP

San Diego, California
March 21, 2002